EXHIBIT 5

KILPATRICK STOCKTON LLP
                                                         Attorneys at Law
                                                               Suite 2800
                                                    1100 Peachtree Street
                                             Atlanta, Georgia  30309-4530
                                                  Telephone: 404.815.6500
                                                  Facsimile: 404.815.6555

                                           E-mail: jdavidson@kilstock.com
        May 7, 1997
                                                Direct Dial: 404.815.6483



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

   Re: Southwest Georgia Financial Corporation ("Company")/Registration Statement on Form S-3 ("Registration Statement")

Dear Sirs:

     We have acted as counsel to the Company, a Georgia corporation, in connection with the Dividend Reinvestment Plan of the Company ("Plan"), and with the preparation and filing of the Registration Statement for the proposed offering of 50,000 shares of $1.00 par value common stock of the Company ("Common Stock") pursuant to the Plan. In connection therewith, we have reviewed and examined the Company's Articles of Incorporation, Bylaws and such other records as we have deemed relevant and necessary to render our opinion as expressed herein. In addition, as to certain matters, we have relied upon certificates and representations of Company's officers and directors.

     Based on the foregoing, it is our opinion that:

     The Common Stock to be issued by the Company, as more specifically described in the Registration Statement, has been duly authorized and, when issued and delivered against payment therefor, will be duly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the use of our name under the heading "Experts" therein.

                                      Sincerely,

                                      KILPATRICK STOCKTON LLP


                                      By:  /s/ Jan M. Davidson
                                           Jan M. Davidson, a partner